First Connecticut Bancorp, Inc. Announces First Quarter (Q1 2017) Earnings Release and Conference Call
FARMINGTON, Conn., April 4, 2017 (GLOBE NEWSWIRE) -- First Connecticut Bancorp, Inc. (NASDAQ: FBNK), the holding company for Farmington Bank, today announced that it expects to release financial results for the first quarter ending March 31, 2017 and  host a conference call as follows:
Earnings Release:	Tuesday, April 18, 2017, After the Market Closes

Conference Call:	Wednesday, April 19, 2017, 10:30 a.m. EDT

Participant Dial In (Toll Free):	1-888-336-7151

Participant International Dial In:	1-412-902-4177

Participant Canada Dial In:	1-855-669-9657

Webcast:	www.firstconnecticutbancorp.com

Teleconference Replay:	Available after the call from April 19, 2017,
12:30 p.m. EDT through May 19, 2017

Replay Number US:	1-877-344-7529

Replay Number International:	1-412-317-0088

Replay Pin #:	10104622
First Connecticut Bancorp, Inc. is the holding company for Farmington Bank, a full-service community bank with 24 branch locations throughout central Connecticut and western Massachusetts, offering commercial and residential lending as well as wealth management services. Established in 1851, Farmington Bank is a diversified consumer and commercial bank with an ongoing commitment to contribute to the betterment of the communities in our region. Farmington Bank has assets of $2.8 billion. For more information about Farmington Bank, visit farmingtonbankct.com.
The First Connecticut Bancorp, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=11128
Forward Looking Statements
This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They may or may not include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.
CONTACT:	Jennifer H. Daukas
Investor Relations Officer
One Farm Glen Boulevard, Farmington, CT 06032
P 860-284-6359 | F 860-409-3316
jdaukas@farmingtonbankct.com
farmingtonbankct.com

Source:  First Connecticut Bancorp, Inc.